UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 14, 2019

THE TRADE DESK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37879	27-1887399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 N. Chestnut Street, Ventura, California 93001
(Address of Principal Executive Offices) (Zip Code)

(805) 585-3434
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 14, 2019, the Board of Directors (the “Board”) of The Trade Desk, Inc. (the “Company”) appointed Lise J. Buyer to the Board as a Class III director. Ms. Buyer was appointed to a newly created vacancy on the Board resulting from an increase in the size of the Board from seven (7) directors to eight (8) directors.

As a result of her appointment to the Board, Ms. Buyer will be entitled to participate in the Company’s non-employee director compensation program (the “Program”). Pursuant to the Program, Ms. Buyer will be entitled to receive annual compensation of $45,000 for her service on the Board. Additionally, pursuant to the Program and under the Company’s Amended and Restated 2016 Incentive Award Plan, Ms. Buyer will be eligible to receive (i) an initial equity grant valued at $200,000, which she may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half options, which will generally vest in substantially equal quarterly installments over the three-year period following the grant, and (ii) an annual equity grant of $200,000, prorated from the date of appointment to our next annual meeting, which she may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half options, which will vest in full on the date of our next annual meeting. The Company will also enter into an indemnification agreement with Ms. Buyer in substantially the same form entered into with the other directors of the Company.

There are no arrangements or understandings between Ms. Buyer, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Buyer was selected as a director. Ms. Buyer is not a party to any transaction require to be disclosed pursuant to Item 404(a) of Regulation S-K.  Ms. Buyer has no family relationship with any director or executive officer of the Company. Ms. Buyer has not been appointed to serve on any committee of the Board.

Item 7.01	Regulation FD Disclosure

On March 18, 2019, the Company issued a press release announcing the appointment of Ms. Buyer to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 18, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019	THE TRADE DESK, INC.

	By:	/s/ Paul E. Ross
Paul E. Ross
Chief Financial Officer (Principal Financial and Accounting Officer)